UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2025

PRIORITY TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Westside Parkway

Suite 155

Alpharetta, GA 30004

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	PRTH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On January 15, 2025, Priority Technology Holdings, Inc. (the “Company,” “we,” “us” or “our”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. and TD Securities (USA) LLC, acting as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”), and certain selling stockholders (the “Selling Stockholders”) relating to the public offering (the “Offering”) by the Selling Stockholders of 9,070,643 shares of the Company’s common stock (the “Firm Shares”). Pursuant to the Underwriting Agreement, the Underwriters were granted a 30-day option to purchase from certain Selling Stockholders up to an additional 1,360,596 shares of the Company’s common stock (the “Option Shares” and together with the Firm Shares, the “Shares”) at the public offering price less the underwriting discounts and commissions. The price to the public in the Offering was $7.75 per Share.

The Shares were sold pursuant to an effective shelf registration statement (including a base prospectus) on Form S-3 (File No. 333-283519), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 11, 2024, and a prospectus supplement relating to the Offering, dated January 15, 2025, which was filed with the SEC on January 16, 2025.

Under the terms of the Underwriting Agreement, the Company, the Company’s directors and executive officers, the Selling Stockholders and certain of their respective affiliates also agreed not to sell or transfer any common stock without first obtaining the written consent of the Representatives, subject to certain exceptions, for 90 days after the date of the prospectus supplement relating to the Offering.

The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and lock-up arrangements do not purport to be complete and are qualified in their entirety by reference to such exhibit.

On January 17, 2025, the Offering closed, and the Selling Stockholders received net proceeds of approximately $67.49 million, after deducting the Underwriters’ discounts and commissions. The Company did not receive any of the proceeds from the sale of Shares by the Selling Stockholders.

A copy of the opinion of Troutman Pepper Locke LLP relating to the validity of the Shares sold in the Offering is filed herewith as Exhibit 5.1.

Item 7.01	Regulation FD Disclosure.

On January 15, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of January 15, 2025, by and among Priority Technology Holdings, Inc., Keefe, Bruyette & Woods, Inc. and TD Securities (USA) LLC, acting as representatives of the several underwriters named therein, and the selling stockholders named therein
5.1	Opinion of Troutman Pepper Locke LLP
23.1	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1)
99.1	Press Release, dated January 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Priority Technology Holdings, Inc.

Dated: January 17, 2025	By:	/s/ Timothy O’Leary
Timothy O’Leary
Chief Financial Officer